KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


 KRAMER LEVIN NAFTALIS & FRANKEL LLP                           47, Avenue Hoche
         TEL (212) 715-9100                                       75008 Paris
         FAX (212) 715-8000                                         France




                                 March 28, 2001





The Milestone Funds
One Executive Boulevard
Yonkers, New York  10701



                  Re:  The Milestone Funds
                       FILE NOS. 33-81574;811-8620
                       ---------------------------


Dear Ladies and Gentlemen:

      We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.


                                     Very truly yours,



                                     KRAMER LEVIN NAFTALIS & FRANKEL LLP